Exhibit 10.7

Technology Cross License Agreement

between

Lone Star Technologies, Inc.

And

Hengyang Valin MPM Steel Tube Co., Ltd.

TECHNOLOGY CROSS LICENSE AGREEMENT
BETWEEN
LONE STAR TECHNOLOGIES, INC.
AND
HENGYANG VALIN MPM STEEL TUBE CO., LTD.

This TECHNOLOGY CROSS LICENSE AGREEMENT (this “Agreement”) is entered into effective on August 15, 2006 by and between Lone Star Technologies, Inc., a corporation organized under the laws of the state of Delaware, with offices at 5660 N. Dallas Parkway, Suite 500, Dallas, TX 75248 (“Lone Star”) and Hengyang Valin MPM Steel Tube Co., Ltd., a company organized under the laws of the People’s Republic of China, with offices at No. 10 Dali New Village, Zhengxiang District, Hengyang, Hunan, China (“Valin MPM”).  Each of Lone Star and Valin MPM may be referred to individually as a (“Party”) or together (the “Parties”).

WHEREAS,

1.                                       Star China Ltd. (“Star China”, an Affiliate of Lone Star), Valin MPM, Hunan Valin Tube & Wire Joint Stock Co. Ltd. (“Valin TW”) and Hengyang Valin Steel Tube Co. Ltd. (“Valin ST”) entered into a Capital Increase Agreement on August 15, 2006 (the “Capital Increase Agreement”), and Star China, Valin TW and Valin ST entered into a Joint Venture Contract on August 15, 2006 (the “JV Contract”) (the “Capital Increase Agreement” and the “JV Contract” are collectively referred  to as the “JV Agreements” hereinafter).

2.                                       To promote the success of the joint venture, Lone Star desires to license Valin MPM to use Lone Star Technology as listed on Schedule A, as well as any improvements or derivative works thereto created during the Term (the “Lone Star Technology”) and to make available to Valin MPM, Lone Star Expertise as listed on Schedule B in development of: (a) manufacturing facilities and manufacturing procedures associated with cold drawn seamless carbon steel and alloy tubing; (b) heat treat facilities and tube finishing facilities to provide desired mechanical properties, strength to weight ratios, dimensional tolerances and surface finishes appropriate for a wide variety of applications; (c) laboratory testing facilities to confirm compliance with required mechanical properties and specifications for a wide range of tubular products, including all sizes and types of oil country tubular goods, line pipe and hot finished tubes; (d) facilities and methods for optimizing inventory control and shipping of tubular products; (e) tube

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reduction mills and facilities for forming hot rolled steel coils; and (f) manufacturing facilities and manufacturing procedures associated with welded extended surface tubing for the heat transfer industry.  From time to time Lone Star may share its expertise with Valin MPM subject to the terms and conditions of this Agreement.

3.                                       Lone Star desires to grant Valin MPM a limited non-exclusive license to use the Lone Star Technology (as defined below) at its manufacturing locations in mainland China and Valin MPM desires to obtain such license.

4.                                       Valin MPM desires to grant Lone Star a limited non-exclusive license to use any Valin MPM Improvements (as defined in Sections 2.1 and 2.2) related to such Lone Star Technology at designated locations in the United States of America and Lone Star desires to obtain such license.

NOW THEREFORE, Valin MPM and Lone Star hereby agree to the following terms and conditions.

1.                Technical Assistance.

From time to time Valin MPM may request Lone Star’s assistance with development of facilities owned and operated by Valin MPM and/or training on certain Lone Star processes or products listed on Schedule B and with obtaining API and other certifications listed on Schedule B for Valin MPM products and processes.  Upon receipt of such request, the Parties will work with each other in a mutually cooperative manner to identify related Lone Star Technology and Confidential Information.  The Parties will also determine the manner in which assistance and/or training will be provided, including any associated service fees.  The Parties acknowledge that providing manuals, documentation, specifications or diagrams to Valin MPM may be not sufficient and Valin MPM may submit questions to Lone Star regarding Areas of Potential Training as listed on Schedule B.  The Parties may choose to hold conference calls to discuss the questions raised by Valin MPM so that Lone Star is able to provide technical assistance within a reasonable time.  Upon mutual agreement by the Parties, Lone Star may make certain personnel available to assist Valin MPM at its facilities in China subject to payment of reasonable costs and expenses by Valin MPM.  Within three (3) months of the Effective Date, the Parties shall work out a five (5)-year plan for Lone Star to provide certain personnel of Valin MPM with training on Lonestar Technology.  Lone Star is responsible for providing such training at the rates and under the terms and conditions, including, without limitation, daily allowance and schedules to be agreed in writing among the Parties.

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2.                License Rights.

2.1                                 Lone Star Technology.  In consideration for the rights granted and payments made under the JV Agreements and the other covenants herein, Lone Star hereby grants Valin MPM a non-exclusive, nontransferable and revocable (at termination of this Agreement) right and license in China during the Term to allow Valin MPM to use the Lonestar Technologies as set forth in Schedule A and the improvements of such Lonestar Technologies by Lone Star from time to time, to make and globally sell products using the Lone Star Technology at locations in mainland China where Valin MPM operates steel and/or tubular goods manufacturing facilities that are identified in the JV Agreements or as otherwise mutually agreed and to improve, enhance and make derivative works of the Lone Star Technology (the “Valin MPM Improvements”).  This Agreement does not grant Valin MPM any right to permit any third party to use Lone Star Technology.  Any Lone Star Technology licensed to Valin MPM must be listed on Schedule A.  During the Term, the Parties anticipate several additions and modifications to Schedule A.  Each addition or modification to Schedule A shall be incorporated into and become a part of this Agreement when signed by both Parties.  Lone Star shall deliver to Valin MPM documents or other information which may be reasonably required by Valin MPM to carry out the license granted in this Section 2.1 no later than ninety (90) days after being requested by Valin MPM.  All rights related to Lone Star Technology and not expressly granted herein are reserved by Lone Star.  Any license granted by this Agreement to Valin MPM shall not include the right to grant sublicenses.  Lone Star grants purchasers of products produced by Valin MPM, the production of which has involved Lonestar Technologies, a non-exclusive, nontransferable right and license to use such products in their intended manner.

2.2                                 Valin MPM Improvements.  In consideration of the rights granted and payments made under the JV Agreements and other covenants herein, Valin MPM hereby grants Lone Star and its affiliates a limited, non-exclusive, nontransferable (except in connection with the sale of substantially all of the assets or stock of Lone Star or other change of control transaction) and irrevocable right and license to make and sell products using Valin MPM Improvements as listed on Schedule C at the locations in the United States of America where Lone Star or any affiliate operates steel and/or tubular goods manufacturing facilities.  During the Term, the Parties anticipate several additions and modifications to Schedule C.  Each addition or modification to Schedule C shall be incorporated into and become a part of this Agreement when signed by both Parties.  Valin MPM shall deliver to Lone Star documents or other information which may be reasonably required by Lone Star to carry out the license granted in this Section 2.2 no later than ninety (90)

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days after being requested by Lone Star.  All rights related to Valin MPM Improvements and not expressly granted herein are reserved by Valin MPM.  The license granted herein does not include the right to grant sublicenses.

2.3                                 Software.  The Parties agree that they intend only to license software owned solely by Lone Star related to the Lonestar Technology under this Agreement.  To the extent Lone Star has any software that it solely owns related to the Lonestar Technology, it will grant Valin MPM a non-exclusive, non-transferable, right and license under its intellectual property rights to use the object code of such software where Valin MPM operates steel and/or tubular goods manufacturing facilities that are identified in the JV Agreements or as otherwise mutually agreed.  No implied license may arise hereunder.  Lone Star agrees to assist Valin MPM, at Valin MPM’s cost, in obtaining, subject to prohibitions in any third party license agreements, rights to use any software used by Lone Star as of the Effective Date related to the Lonestar Technology that is not owned solely by Lone Star.

3.                Intellectual Property Ownership.

3.1                                 Lone Star Intellectual Property.  As between the Parties, Lone Star shall be the sole and exclusive owner of (i) all intellectual property owned by Lone Star prior to the Effective Date, including, without limitation, the Lone Star Technology licensed for use by Valin MPM under this Agreement, and (ii) all intellectual property developed and/or otherwise obtained by Lone Star on or after the Effective Date as well as improvements, enhancements or derivative works made by Lone Star (except for Jointly Developed Intellectual Property as defined in Section 3.3).  Lone Star may, in its sole discretion, choose to obtain protection of Lone Star Intellectual Property under any intellectual property laws of any jurisdiction.

3.2                                 Valin MPM Intellectual Property.  As between the Parties, Valin MPM shall be the sole and exclusive owner of (i) all intellectual property owned by Valin MPM prior to the Effective Date and (ii) all intellectual property developed and/or otherwise obtained by Valin MPM on or after the Effective Date as well as Valin MPM Improvements (except for Jointly Developed Intellectual Property as defined in Section 3.3).  Valin MPM may, in its sole discretion, choose to obtain protection for Valin MPM Intellectual Property under any intellectual property laws of any jurisdiction.

3.3                                 Jointly Developed Intellectual Property.  Subject to Section 3.1 and Section 3.2, to the extent that collaboration between agents or employees of the Parties results in any new or improved designs, methods, processes or inventions, whether patentable or not,

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the Parties shall have joint ownership thereof including confidential information and/or trade secrets.

4.                Intellectual Property Protection for Jointly Developed Intellectual Property.

Valin MPM shall obtain protection for and/or register any jointly developed intellectual property, including, for example, registering copyrights and/or applying for patents, at its own cost in the People’s Republic of China and Lone Star shall obtain protection for and/or register jointly developed intellectual property at its own cost in the United States of America.  The Parties shall equally share the cost of obtaining patent protection and/or registering any jointly developed intellectual property in any other jurisdiction.  With respect to any jointly developed intellectual property, the Parties will mutually decide which jurisdictions in addition to the Peoples Republic of China and the United States of America to apply for patent, trade secret and/or copyright protection.  In the event a Party discontinues payment of legal fees and other costs for jointly developed intellectual property as required by this Article 4, the discontinuing Party shall cease to have any rights in such jointly developed intellectual property and the discontinuing Party shall promptly assign to the other Party all rights in such jointly developed intellectual property including any related patent application, patent or copyright associated with the jointly developed intellectual property.

5.                Intellectual Property Enforcement.

In the event that either Lone Star or Valin MPM becomes aware of any infringement by third parties of the other Party’s intellectual property or any Jointly Developed Intellectual Property, it shall immediately provide the other Party with written notice thereof.  The Party owning the intellectual property may, in its sole discretion, decide whether any infringement suit shall be instituted.  With respect to Jointly Developed Intellectual Property, either Party may individually elect to institute an infringement suit after affording the other Party an opportunity to participate in such action.  The Party or Parties pursuing such action shall have the right to compromise and settle any such suit upon such terms as it may deem reasonable.  All costs, including attorney’s fees incurred as a result of any such suit shall be borne by the Party bringing such suit and any proceeds received from such suit shall be retained in proportion to the expense incurred by each of the Parties in bringing such suit unless such arrangement contravenes the mandatory allocation of cost and/or proceeds by the relevant judgment or award.  Each Party agrees to cooperate and aid the other Party, at the other Party’s cost, in any such suit pursuant to all reasonable requests, including appearing as a named party as required.

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6.                Confidentiality and Limited Use.

6.1                                 Valin MPM Obligations.  Valin MPM agrees not to disclose any and all know-how, trade secrets, inventions, drawings, specifications, software applications, engineering data, processes, and other information or materials related to Lone Star Technology (the “Lone Star Confidential Information”) furnished by Lone Star to Valin MPM pursuant to this Agreement that was disclosed in writing or electronically marked “confidential” and/or its Chinese equivalent or if disclosed orally, summarized in writing marked “confidential” and/or its Chinese equivalent sent within ten days of the initial oral disclosure to Valin MPM, except with the prior written consent of Lone Star or on an as needed basis to its employees who have agreed to protect the Lone Star Confidential Information as required by this Agreement.  Valin MPM further agrees to use the same care that Valin MPM uses to protect the confidentiality of its own Confidential Information of a similar nature (and in no event less than reasonable care) from unauthorized use or disclosure.  Valin MPM agrees to use Lone Star Confidential Information solely and exclusively in the manufacture, use, or sale of oil country tubular goods and other products or services in accordance with the JV Agreements.  Valin MPM shall provide consideration to the extent required by applicable law to its employees in exchange for their agreement to protect Lone Star Technology and Lone Star Confidential Information.

6.2                                 Lone Star Obligations.  Lone Star agrees not to disclose any and all know-how, trade secrets, inventions, drawings, specifications, software applications, engineering data, processes, and other information or materials (the “Valin Confidential Information”) furnished by Valin MPM to Lone Star pursuant to this Agreement that was disclosed in writing or electronically and marked “confidential” and/or its Chinese equivalent or was disclosed orally and summarized in a writing marked “confidential” and/or its Chinese equivalent sent within ten days of the initial oral disclosure to Lone Star, except with the prior written consent of Valin MPM or on an as needed basis to its employees who have agreed to protect the Valin MPM Confidential Information as required by this Agreement.  Lone Star further agrees to use the same care that Lone Star uses to protect the confidentiality of its own Confidential Information of a similar nature (and in no event less than reasonable care) from unauthorized use or disclosure.  Lone Star agrees to use Valin MPM Confidential Information solely and exclusively in the manufacture, use, or sale of oil country tubular goods and other products and services in accordance with the JV Agreements.  Lone Star shall provide consideration as may be required by applicable law to its employees in exchange for their agreement to protect Valin MPM Confidential Information.

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7.                Non-Solicitation.

During the term of this Agreement and for a period of three (3) years thereafter, each Party agrees not to solicit, engage, or hire any employee or former employee of the other Party, without obtaining the other Party’s prior written consent except to the extent that with reasonable and prudent care, a Party is not aware of such employee’s previous working experience with the other Party.

8.                Fees, Expenses and Payment.

8.1                                 Royalty.  Except as provided in Section 8.2 (fees payable by Valin MPM to Lone Star on a time and materials basis for services provided hereunder and for reasonable travel expenses incurred by Lone Star in connection with this Agreement), no fees shall be payable for the rights and licenses granted herein.

8.2                                 Fees and Payment.  Prior to the performance of services hereunder, the Parties shall mutually agree on the daily rate for any third party personnel expected to perform such services.  Such fees shall be invoiced monthly as incurred and paid within thirty days.  Travel time is billable.  All out-of-pocket expenses, including reasonable, actual travel expenses and a daily allowance, incurred by Lone Star or a third party on Lone Star’s behalf in connection with the performance of this Agreement shall be reimbursed by Valin MPM and paid within thirty days of receipt of the applicable invoice.  All amounts shall be invoiced and paid in U.S. dollars.  Valin MPM is responsible for any levies, duties, taxes, or withholding and any other fees to be charged by the Chinese government or banks that are associated with or incurred in connection with Valin MPM’s compliance with this Section 8.2.

8.3                                 Taxes.  Valin MPM shall be responsible for any applicable sales, service, value-added, lease, withholding, stamp, use, personal property, excise, consumption, and other taxes and duties associated with this Agreement and/or all products manufactured and sold or leased by Valin MPM under the license granted in this Agreement and all services provided by Valin MPM under the license granted in this Agreement, unless the applicable laws provides otherwise compulsorily.  To the extent permitted by applicable law, Valin MPM shall be responsible for any taxes assessed by any tax authority against either Party on the provision of the services as a whole, or on any particular service received by Valin MPM from Lone Star except Lone Star shall remain responsible for any taxes on Lone Star’s net income.

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9.                Representations and Warranties.

9.1                                 Mutual Representations and Warranties.  Each Party represents to the other Party that:  (a) as of the date hereof, the representing Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of formation and has all requisite corporate power and authority to execute and deliver this Agreement and to perform all obligations required by this Agreement; (b) the execution, delivery and performance of this Agreement has not resulted and will not result (i) in any violation of or conflict with, or constitute a default under the representing Party’s organizational or formation documents, or (ii) in any violation of or conflict with, or constitute a material default under, any lease, license, agreement,  instrument, judgment, order or law to which the representing Party is a party or otherwise subject; or (c) the execution and delivery of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary action by the representing Party.  Each Party represents to the other Party that this Agreement constitutes a legal, valid and binding agreement, enforceable against the representing Party in accordance with the terms of this Agreement (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

9.2                                 Disclaimer.  EXCEPT SOLELY AS PROVIDED IN THIS ARTICLE 9, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY DISCLAIMS AND EXCLUDES ALL REPRESENTATIONS, WARRANTIES AND CONDITIONS, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO WARRANTIES OR CONDITIONS OF TITLE, NON-INFRINGEMENT, SATISFACTORY QUALITY, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

9.3                                 Valin MPM Representations.  Valin MPM represents and warrants that it will import the Lone Star Technology in accordance with the laws of the People’s Republic of China.  Valin MPM further agrees to record this Agreement with the Examination and Approval Authority (“Examination and Approved Authorities” shall have the meaning given in the JV Agreements.).  To the extent Valin MPM uses any technology and/or intellectual property other than Lone Star Technology licensed to Valin MPM under this Agreement, Valin MPM represents and warrants that it has the necessary right, title and/or license to use such technology and related intellectual property in connection with the JV Agreements and use of such technology and intellectual property will not conflict with any applicable law or any agreement between Valin MPM and any third party.  Valin MPM shall hold Lone Star harmless from any loss, damages or claims resulting from breach of the above representations.

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9.4                                 Lone Star Representations.  Lone Star represents and warrants that it will export Lone Star Technology according to laws of the United States of the America. Lone Star represents and warrants that it has the necessary right, title and/or license to grant Valin MPM a license to use Long Star Technology and related Intellectual Property in accordance with the terms and conditions of this Agreement and such license will not conflict with any applicable law or any agreement between Lone Star and any third party.  Lone Star shall hold Valin MPM harmless from any loss, damages or claims resulting from breach of the above representations.

10.                                 Indemnification.

10.1                           By Valin MPM.  Valin MPM shall defend, indemnify and hold harmless Lone Star,  its affiliates (other than Valin MPM), and their officers, employees, directors and agents, (including paying reasonable attorneys’ fees, expenses, costs and disbursements) from and against:  (a) any third party claim based on breach of warranty, strict liability, or products liability associated with any products manufactured or sold by Valin MPM (including products manufactured for Lone Star) that relate in any way to or were manufactured using any Lone Star information or technology disclosed hereunder, whether or not based on insufficient workmanship or disregard of or departure from design recommendations; or (b) any claim for bodily injury or damage to tangible personal property caused by Valin MPM (including any claim by an employee of Lone Star).

10.2                           By Lone Star.  Lone Star shall defend, indemnify and hold harmless Valin MPM,  its affiliates, and their officers, employees, directors and agents, (including paying reasonable attorneys’ fees, expenses, costs and disbursements) from and against:  (a) any third party claim based on breach of warranty, strict liability, or products liability associated with any products manufactured or sold by Lone Star (other than products manufactured for Lone Star by Valin MPM) that relate in any way or were manufactured using any Valin MPM information or technology disclosed hereunder, whether or not based on insufficient workmanship or disregard of or departure from design recommendations; (b) any claim for bodily injury or damage to tangible personal property caused by Lone Star (including any claim by an employee of Valin MPM).

11.                                 Limitation of Liability.

11.1                           Disclaimer.  Subject to the exclusions set forth in Section 11.2 below,  whatever the legal basis for a Party’s claims, the aggregate amount of damages recoverable against the liable Party with respect to any and all breaches, performance, nonperformance, acts or

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omissions hereunder will not exceed an amount equal to the charges and expenses for services payable by Valin MPM to Lone Star during the 12-months immediately preceding the most recent situation for which a Party has a right to claim damages or seek payment from the other Party (or if such situation occurs in the first 12 months of the Term, 12 times the amount payable in the month in which the claim arises).  Subject to the exclusions set forth in Section 11.2 below, in no event will the measure of damages payable by either Party include, nor will either Party be liable for, any consequential, indirect, incidental, exemplary or punitive damages (including, without limitation, damages due to business interruption or lost profits, savings, competitive advantage or goodwill) arising from or related to this Agreement, regardless of the type of claim, whether in contract, tort, negligence, strict liability or other legal or equitable theory, whether or not foreseeable, and regardless of the cause of such damages even if the Party has been advised of the possibility of such damages in advance.

11.2                           Exclusions.  The limitation and exclusion set forth in Section 11.1 do not apply to either Party’s liability for (i) breach of the confidentiality obligations under Article 6, (ii) obligations under Article 9 to indemnify for third-party claims, or (iii) obligations of Valin MPM to pay fees or reimburse expenses.

12.                                 Term, Termination.

12.1                           Term.  This Agreement shall become effective on the Funding Date as defined under the Capital Increase Agreement (the “Effective Date”) and shall continue to be effective during the Joint Venture Term as defined under the JV Contract (the “Term”) thereafter unless sooner terminated in accordance with Section 12.2.

12.2                           Termination.  Either Party may terminate this Agreement and the licenses granted herein if: (i) the other Party breaches any material term or condition of this Agreement and fails to cure such breach within forty-five (45) days after receipt of written notice of the same except with respect to a breach of obligations under Article 6, which breach if curable, must be cured within fifteen (15) days; or (ii) the other Party becomes bankrupt or is the subject of proceedings for liquidation or dissolution, or ceases to carry on business or becomes unable to pay its debt as they become due or upon the winding-up sale, consolidation, merger or any sequestration by government authority.  In addition, this Agreement shall terminate upon termination of any of the JV Agreements.

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12.3                           Rights and Obligations Upon Termination.

(a)                                  Upon termination or expiration of this Agreement, all Confidential Information received from the disclosing Party shall be returned or destroyed by the receiving Party within 30 days at the written request of the disclosing Party including, but not limited to, all secret and confidential technical information and know-how received under this Agreement in written or in other tangible form such as CD’s, DVD’s, computer tapes and disks, including all copies thereof and all other tangible property received on loan from the other Party.   An officer of the receiving Party shall provide written confirmation to the disclosing Party that all Confidential Information has been returned to destroyed in accordance with Section 12.3 of this Agreement.  To the extent required by a specific law or regulation, each Party may retain one copy of any Confidential Information received from the other Party for archival purposes only.  The Party retaining any Confidential Information must advise the disclosing Party as to the specific statute or regulation which requires retention of the Confidential Information.  Such retained Confidential Information must be stored at a location having limited access and will not be stored on any type of computer network.

(b)                                 Upon termination or expiration of this Agreement, neither Party shall have any right to use for its benefit any Confidential Information received from the other Party and all rights and licenses granted under this Agreement will terminate except for:

i.                                          The rights that both Parties have under this Agreement with respect to Jointly Developed Intellectual Property; and

ii.                                       Valin MPM will retain ownership of Valin MPM Improvements and Lone Star will continue to have a limited, non-exclusive, nontransferable and irrevocable right and license to use Valin MPM Improvements.

12.4                           Survival.  The following sections shall survive termination or expiration of this Agreement: Articles 3, 4, 5, 6 10, 11 and 13 and Sections 2.2, 8.3, 9.2 and 9.3 and any obligation to pay fees or expenses arising prior to termination or expiration.

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13.                                 General.

13.1                           Injunctive Relief.  Each Party acknowledges that any breach by the other Party of obligations of confidentiality or rights in intellectual property may cause the other Party irreparable harm not compensable with money damages, and that in the event of such breach, the non-breaching Party shall be entitled to seek injunctive relief, without bond, from any court of competent jurisdiction.

13.2                           Assignment.  Neither Party shall assign or transfer its rights, duties or obligations under this Agreement, whether by contract, operation of law, merger, reorganization or sale of assets, without the prior written consent of the other Party.  Any purported assignment or transfer of this Agreement without the prior written consent of the other Party shall be null and void.

13.3                           Notices.  Unless otherwise provided in the Agreement, notices or other communications required to be given by any Party pursuant to this Agreement may be delivered personally, sent by registered airmail (postage prepaid) by a recognized courier service, sent by facsimile transmission, or sent by e-mail transmission to the address of the other Party set forth below or such other address notified in lieu thereof.  The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

(a)                                  Notices given by personal delivery shall be deemed effectively given on the date of personal delivery.

(b)                                 Notices given by registered airmail (postage prepaid) shall be deemed effectively given on the seventh (7th) day after the date on which they were mailed (as indicated by the postmark).

(c)                                  Notices given by air courier shall be deemed effectively given on the date of delivery (as indicated by the airway bill).

(d)                                 Notices given by facsimile or e-mail transmission shall be deemed effectively given on the first (1st) business day following the date of transmission.

Hengyang Valin MPM Steel Tube Co. Ltd:

No. 10 Dali New Village, Zhengxiang District,

Hengyang, Hunan Province

People’s Republic of China

Attention:  Head of office

Facsimile No.: (86) 734-8870188

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Lone Star Technologies, Inc.
5660 N. Dallas Parkway
Suite 500
Dallas, TX 75248

Attention: General Counsel

Facsimile No.: (+1) 972-770-6474

13.4                           Third Party Beneficiaries.  Except as expressly provided herein, this Agreement is entered into solely between, and may be enforced only by Valin MPM and Lone Star.  This Agreement shall not be deemed to create any rights or causes of action in or on behalf of any third parties, including without limitation, employees, suppliers and customers of a Party, or to create any obligations of a Party to any such third parties.

13.5                           Severability.  If any provision of this Agreement is held invalid or otherwise unenforceable, the enforceability of the remaining provisions shall not be impaired thereby and the illegal provision will be replaced with a legal provision that encapsulates the original intent of the Parties.

13.6                           Headings.  The headings contained in this Agreement are for reference only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation hereof.

13.7                           Export.  The Parties warrant that they will comply with the Foreign Corrupt Practices Act and U.S. export control laws and regulations.  The Parties acknowledge that certain technical data to be provided hereunder may be subject to export controls under the laws and regulations of the United States, the European Union, the United Nations and other jurisdictions.  No Party shall export or re-export any such items or any direct product thereof or undertake any transaction or service in violation of any such laws or regulations.  Without limiting the generality of the foregoing, the Parties expressly acknowledge that each transfer of service and technical data (including but not limited to LSS Technology) may be subject to U.S. export control laws and regulations, including but not limited to the U.S. Export Administration Regulations, 15 C.F.R. Parts 730

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through 774 (administered by the Department of Commerce, Bureau of Industry and Security) and the economic sanctions promulgated from time to time by means of statute, executive order, or regulation (administered by the United States Department of the Treasury, Office of Foreign Assets Control), including but not limited to those economic sanctions programs enumerated at 31 C.F.R. Parts 500 through 598.

13.8                           Independent Contractor.  The relationship of the Parties under this Agreement shall not constitute a partnership or joint venture for any purpose.  Neither Party is an agent of the other Party and neither Party has right, power or authority, expressly or impliedly, to represent or bind the other Party.

13.9                           Applicable Law.  The laws or regulations of Hong Kong which are officially published and publicly available shall apply to and govern the formation, validity, interpretation and implementation of this Agreement and all other contracts, agreements, documents for implementing this Agreement.

13.10                     Amendment.  Amendments to this Agreement and the other contracts contemplated herein may be made only by a written agreement in English and Chinese signed by duly authorized representatives of each of the Parties and, unless prior approval from the Examination and Approval Authorities is statutorily required, will become effective as soon as the amendments are filed with the Examination and Approval Authorities for record.

13.11                     Language.  This Agreement is written and executed in English and Chinese in ten (10) original counterparts in each language.  Each Party shall keep one copy and the remaining copies will be submitted to the Examination and Approval Authorities as well as the government registration bodies for approval or registration.

13.12                     Publicity.  Neither Party shall use the other Party’s name or mark or refer to the other Party directly or indirectly in any media release, public announcement, or public disclosure relating to this Agreement, including in any promotional or marketing materials, customer lists or business presentations without the prior written consent of the other Party prior to each such use or release.  Neither Party shall make any public statements about this Agreement or its relationship with the other Party without the other Party’s prior approval.

13.13                     Dispute Resolution.

(a)                                  Arbitration

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i.                                          The Parties shall make every effort to settle amicably any and all disputes, controversies and conflicts arising of or relating to or in connection with this Agreement and the performance or non-performance of the obligations set forth herein including any questions regarding its existence, validity or termination (a “Dispute”).  Disputes or claims, if any, which cannot be settled amicably between the Parties, within thirty (30) days after written notice of such Dispute has been given by one Party to the other Party, shall be referred to and finally resolved by arbitration in Hong Kong under the Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”) for the time being in force.  The ICC Rules shall be deemed to be incorporated by reference into this section within this Agreement.

ii.                                       The Tribunal shall consist of one (1) arbitrator who shall be appointed by the Chairman of the International Chamber of Commerce.  Such arbitrator shall not be a citizen of the United States of America or the PRC.  The costs of the arbitration, including administrative and arbitrator’s fees, shall be shared equally by the Parties.  Each Party shall bear the costs of its own attorney’s fees and expert witness fees.

iii.                                    The arbitration proceedings shall be in both English and Chinese and all pleadings and written evidence shall be in English and Chinese.  The decision of the arbitrator shall be final, binding and enforceable upon the Parties and judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  In the event that the failure of a Party to this Agreement to comply with the decision of the arbitrator requires the other Party to apply to any court for enforcement of such award, the non-complying Party shall be liable to the other for all cost of such litigation including attorneys’ fees.  The Parties may apply to any court of competent jurisdiction in accordance with this Section 13.13, for temporary or permanent injunctive relief, without breach of this Section 13.13 or abridgement of the powers of the arbitrator.  Neither Party shall be entitled to commence or maintain any action in any court upon any matter in dispute until such matter shall have been submitted to, and finally determined under, the dispute resolution and arbitration procedures in this Section 13.13, and then only for the enforcement of any arbitral award.  Process may be served on any Party in the manner set

15

forth in this Agreement by such other method authorized by applicable Law or court rule.

iv.                                   Each Party shall cooperate with the other Parties in making full disclosure of and providing complete access to all information and documents reasonably requested by the other Parties in connection with such proceedings, subject only to any confidentiality obligations binding on such Party.

v.                                      Judgment upon the award rendered by the arbitration may be entered into any court having jurisdiction for an order of enforcement thereof.

(b)                                 Continued Implementation of Agreement

During the period when a dispute is being resolved, the Parties shall in all other respects continue their implementation of this Agreement.

(c)                                  This Section 13.13 shall not restrict Lone Star’s rights under Section 13.1 to bring legal action in any court having appropriate jurisdiction, including courts in the State of Texas to enforce Lone Star’s rights in its intellectual property and/or Confidential Information.

This Section 13.13 shall not restrict Valin MPM’s right under Section 13.1 to bring legal action in any court having appropriate jurisdiction, including courts in China to enforce Valin MPM’s rights in its intellectual property and/or Confidential Information.

13.14                     Waiver.  Unless otherwise provided for, failure or delay on the part of any Party to exercise any right or privilege under this Agreement shall not operate as a waiver of such right or privilege nor shall any partial exercise of any right or privilege preclude any further exercise thereof.  Any waiver by a Party of a breach of any term or provision of this Agreement shall not be construed as a waiver by such Party of any subsequent breach, its rights under such term or provision, or any of its other rights hereunder.

13.15                     Force Majeure.  Neither Party shall be liable for any loss, damages or penalty (other than the obligation to pay money) resulting from a delay in delivery of information or services, as applicable when such delay is due to the Event of Force Majeure (defined in JV Contract).

(a)                                  The Party encountering Force Majeure shall promptly inform the other Party in writing and shall furnish appropriate proof of the occurrence and duration of each

16

Force Majeure.  The Party encountering Force Majeure shall also use all reasonable endeavors to terminate the Force Majeure.

(b)                                 In the event of Force Majeure, the Parties shall immediately consult with each other in order to find an equitable solution and shall use all reasonable endeavors to minimize the consequences of such Force Majeure.

13.16                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, and such counterparts together shall constitute one and the same instrument.  Execution may be effected by delivery of facsimiles of signature pages, which shall be deemed originals in all respects.

13.17                     Entire Agreement.  This Agreement and the other contracts contemplated herein constitute the entire agreement among all Parties with respect to the subject matters set forth herein and therein and supersede all prior discussions, notes, memoranda, negotiations, understandings and all the documents and agreements between them relating to the same.  All documents, agreements, understandings and correspondence between the Parties prior to the execution of this Agreement shall, with the exception of any non-disclosure/confidentiality undertakings, become null and void automatically when this Agreement enters into effect.

[This space intentionally left blank.]

17

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year noted below.

LONE STAR TECHNOLOGIES, INC.		HENGYANG VALIN MPM STEEL
TUBE CO., LTD

By:	/s/ Rhys J. Best	By:	/s/ Zhao JianHui
Name: Rhys J. Best		Name: Zhao JianHui
Title: Chairman/CEO		Title: Chairman/General Manager

[Signature Page of Technology Cross Licensing Agreement]

18

Schedule A

Lone Star Technology

Intellectual Property and Technology related to Oil Country Tubular Goods (OCTG) and welded extended surface tubing and high frequency resistance welded finned tubes.

I.	Proprietary OCTG and Line Pipe Products and Services
	A.	High collapse and high strength OCTG
	B.	Enhanced properties with wall control
	C.	Sour service grades
	D.	Artic service grates
	E.	Special clearance drift diameters
	F.	Non-API casing sizes for unique well conditions
	G.	High impact line pipe
	H.	Lone Star Steel Technical Date Book

II.	Premium and Special Purpose Connections
	A.	Threading: API
	B.	Star Seal – couplings for drilling with casing
	C.	Star Seal – flush joint connection for tight clearance horizontal drilling
	D.	Star Seal – integral joint for combined loads

IV.	Other Important Lone Star Oilfield Product Applications
	A.	Subsea pipelines
	B.	Riser wear sleeves
	C.	Drilling templates
	D.	Liner hangers
	E.	Sand screens
	F.	Perforating guns
	G.	Meter run tubing
	H.	Crane hydraulic cylinders
	I.	Seal-ring gaskets
	J.	Jack-up leg chords
	K.	Rig mast chord
	L.	Rig mast lacing
	M.	Blast joints

	N.	DH pump barrels
	O.	DH pump parts
	P.	Mud pump parts
	Q.	Motor housings
	R.	Top drive components

IV.	Mechanical Tubing Products and Processes
	A.	Drawn over mandrel production technologies
	B.	QDOM high strength precision mechanical tubing
	C.	Push bench and other methods of drawing small diameter tubing
	D.	ISO-TS 16949 Quality Management Systems for Automotive

The Parties agree to establish procedures to record the transfer by Lone Star and receipt by Valin MPM of all Confidential Information, whether in written or electronic format, related to Lone Star Technology.

The Parties will prepare an addendum to this Agreement that will be presented to appropriate Chinese government authorities as part of obtaining approval for this transaction.  The Parties agree that such addendum will not amend this Agreement including Schedule A and Schedule B.

PATENTS AND PENDING APPLICATIONS

TITLE	COUNTRY	App No./Pat No.

AEROCURVE FIN SEGMENT M120.010	USA	Pat No. 6,234,245 Issued on 5/22/2001

PROCESS FOR MAKING A STRIP FROM A ROD M120.006	USA	Pat. No. 5,638,714 Issued on 6/17/1997

TEXTURIZED FIN M120.021	USA	Pat. No. 5,377,746

AERO CURVE FIN SEGMENT M120.107.2	Japan	Appln. No. 2001-540314

AERO CURVE FIN SEGMENT M120.017.3	Korea	Appln. No. 2002-7006273

TUBULAR MEMBERS AND THREADED CONNECTIONS FOR CASING DRILLING AND METHOD	USA	Pat. No. 6817633 November 16, 2004

TUBULAR GOODS WITH EXPANDABLE THREADED CONNECTIONS	USA	Pub. No. 2004/174017

STRETCH REDUCTION MILL	USA	Pat. No. 6128934

TUBULAR GOODS WITH THREADED INTEGRAL JOINT CONNECTIONS	USA	Appl. No. 11/227,399 Filed 9/15/05

SYSTEM AND METHOD FOR PRODUCING BIMETALLIC LINE PIPE	USA	Appl. No. 11/072,352 Filed 3/4/05

PUSH BENCH AND METHOD OF MANUFACTURING SMALL DIAMETER TUBING	USA	Appl. No. 11/038,807 Filed 1/19/05

TUBULAR GOODS WITH THREADED INTEGRAL JOINT CONNECTIONS	CHINA	CN 200510119937.1 Filed 9/16/05

SYSTEM AND METHOD FOR PRODUCING BIMETALLIC LINE PIPE	CHINA	CN 200510106723.0 Filed 9/16/05

PUSH BENCH AND METHOD OF MANUFACTURING SMALL DIAMETER TUBING	CHINA	CN 200510113245.6 Filed 9/16/05

IN WITNESS WHEREOF, the Parties have executed this Schedule A as of the day and year noted below.

LONE STAR TECHNOLOGIES, INC.	HENGYANG VALIN MPM STEEL
TUBE CO., LTD

By:	By:
(SIGNATURE)	(SIGNATURE)

(PRINT NAME)	(PRINT NAME)

(TITLE)	(TITLE)

(DATE)	(DATE)

Schedule B

Areas of Potential Training

I.	Proprietary OCTG and Line Pipe Products and Services
	A.	High collapse and high strength OCTG
	B.	Enhanced properties with wall control
	C.	Sour service grades
	D.	Artic service grates
	E.	Special clearance drift diameters
	F.	Non-API casing sizes for unique well conditions
	G.	High impact line pipe
	H.	Lone Star Steel Technical Date Book

II.	Oilfield Products Processing Certifications and Technologies
	A.	American Petroleum Institute
		1.	API Q1: Specification for Quality
			a.	API 5CT Certificate Casing and Tubing
			b.	APT 5L Certificate Line Pipe
			c.	API 5LD Certificate CRA Clad or Lined Steel Pipe
	B.	American Association for Laboratory Accreditation
		1.	A2LA Certificate
	C.	ISO 9001: 2000 Quality Management Systems
		1.	ISO 9001 Certificate
	D.	ISO/IEC 17025 A2LA Accreditation Chemical and Physical Testing Labs
	E.	American Bureau of Shipping: Certificate for Quality Assurance Program
		1.	ABS Certificate
	F.	QS9000
		1.	QS9000 Certificate
	G.	ISO 14001: Environmental Management Systems
		1.	ISO 14001 Certificate

III.	Premium and Special Purpose Connections
	A.	Threading: API
	B.	Star Seal – couplings for drilling with casing
	C.	Star Seal – flush joint connection for tight clearance horizontal drilling
	D.	Star Seal – integral joint for combined loads

B-1

IV.	Other Important Lone Star Oilfield Product Applications
	A.	Subsea pipelines
	B.	Riser wear sleeves
	C.	Drilling templates
	D.	Liner hangers
	E.	Sand screens
	F.	Perforating guns
	G.	Meter run tubing
	H.	Crane hydraulic cylinders
	I	Seal-ring gaskets
	J.	Jack-up leg chords
	K.	Rig mast chord
	L.	Rig mast lacing
	M.	Blast joints
	N.	DH pump barrels
	O.	DH pump parts
	P.	Mud pump parts
	Q.	Motor housings
	R.	Top drive components

V.	Mechanical Tubing Products and Processes
	A.	Drawn over mandrel production technologies
	B.	QDOM high strength precision mechanical tubing
	C.	Push bench and other methods of drawing small diameter tubing
	D.	ISO-TS 16949 Quality Management Systems for Automotive

B-2

Schedule C

Valin MPM Improvements

The Parties agree to establish procedures to record the transfer by Valin MPM and receipt by Lone Star of all Confidential Information, whether in writing or electronic format, related to Valin MPM Improvements.

Addendum to SCHEDULE A and SCHEDULE B

Lone Star Oilfield Technology Know How, Training and Support

This Addendum has been jointly prepared by Lone Star and Valin to provide a summary of the Lone Star Technology including know how which is presently expected to be licensed toHengyang Valin MPM Steel Tube Co., Ltd. (the “Valin MPM”) under the Technology Cross License Agreement (TCLA).  This Addendum also includes a summary of training which will be made available to the Valin MPM as provided in the TCLA.  This Addendum will be added to Schedules A and B of the TCLA.  However, this Addendum does not modify, revise or in any way change the terms and conditions of the TCLA or Schedules A and B.

Lone Star will license the Valin MPM to use Lone Star technical know how associated with the manufacture and sale of Lone Star Oil Country Tubular Goods (OCTG) and Line Pipe as further defined in the TCLA.  Such know how will be protected by the Valin MPM as Lone Star Confidential Information in accordance with the TCLA.  Access to Lone Star know how will be provided through knowledge integration programs, personnel development through exchange and cross training and the sharing of technical papers.  Valin will pay the cost of such training as further defined in the TCLA.

Some of the areas in which Lone Star has developed proprietary technology are listed below.  Some of the proprietary technology and associated know how has been developed under agreements with one or more third parties.  LONE STAR WILL NOT MAKE AVAILABLE TO THE VALIN MPM ANY LONE STAR TECHNOLOGY OR ASSOCIATED KNOW HOW WHICH IS SUBJECT TO VARIOUS RESTRICTIONS AND LIMITATIONS UNDER AGREEMENTS BETWEEN LONE STAR AND THIRD PARTY LICENSORS.

Lone Star has pioneered many of the high-strength OCTG grades used today.  Many of these proprietary technologies have resulted from work with industry standard associations, from developing applied technology with leading energy companies and other OEM’s to influence design specifications, and from long and extensive experience with downhole casing string design and installation.  Some of the products in which Lone Star has developed proprietary technical knowledge include:

OCTG and Line Pipe Products and Services

1.                                       High-Collapse OCTG

1.1                                 High-Collapse OCTG are proprietary grade casings designed for oil and gas wells where high external pressures are anticipated.  High-Collapse grades are available in Specified Minimum Yield Strengths (SMYS) from 55 to 125 ksi (380 to 862 MPa).  Certain process routings may vary by SMYS to minimize production costs.  Processing for High-Collapse OCTG is based on advanced compressive stress technology. The design and fabrication of the High-Collapse grades is based on the development of carbon low alloy steels, as well as a tight control process from steelmaking to the rolling and heat treatment.

1.2                                 Licensed Know How includes techniques to provide:

(a)                                              Excellent Hardenabilty for Quenched and Tempered grades.

(b)                                             Low residual stresses.

(c)                                              Fully Tempered Martensitic structure for Quenched and Tempered grades.

(d)                                             High Tempering temperature for Quenched and Tempered grades.

(e)                                              Through-wall microstructural homogeneity.

(f)                                                Fine grain structure.

(g)                                             High-impact toughness.

(h)                                             Low wall thickness variation (eccentricity).

(i)                                                 Low ovality.

1.3                                 Advanced compressive stress technology

(a)                                              A library of approximately fifty (50) published papers, covering the production of High-Collapse strength casing by controlling certain product attributes including: circumferential compressive yield strength, residual stress. Processes include radial compression (proprietary), alleviation of the Baussinger Effect from rotary straightening, and dimensional control.

(b)                                             Certain unpublished research, covering the production of High-Collapse strength casing by controlling certain process routes including: radial compression, tube straightening, relieving, annealing and quenching methods.

2.                                       High-Collapse Sour-Service OCTG

2.1                                 High-Collapse sour-service OCTG are proprietary grade casings designed for oil and gas wells where high external pressures and hydrogen sulfide are anticipated.  High-Collapse sour-service grades are available in SMYS from 80 to 95 ksi (552 to 655 MPa).  The design and fabrication of the High-Collapse sour-service is based on the development of carbon low-alloy steels, as well as a tight control process from steelmaking to the rolling and heat treatment.

2.2                                 Licensed Know How includes techniques to provide:

(a)                                              Clean steel.

(b)                                             Deep desulfurization.

(c)                                              Low residual-elements contents  (this will require modification of MPM’s scrap sourcing practices).

(d)                                             Tight control of chemical composition range.

(e)                                              Low residual stresses.

(f)                                                Excellent Hardenabilty.

(g)                                             Fully Tempered Martensitic structure.

(h)                                             Through-wall microstructural homogeneity.

(i)                                                 Fine grain structure.

(j)                                                 High-impact toughness (CVN).

(k)                                              Low wall thickness variation (eccentricity).

(l)                                                 Low ovality.

3.                                       High-Strength OCTG

3.1                                 High-strength OCTG are designed for deep wells service where high strength with good ductility and fracture toughness are required.   These specialized products have strengths ranging from SMYS 110 to 150 ksi (758 to 1034 MPa).  The increase of the yield strength reduces steel ductility and fracture toughness. Lone Star has developed grades that optimize this trade-off, and ensure high yield strength as well as good ductility and fracture toughness.  The toughness of steel can usually be traced back directly to its microstructure. The design and fabrication of the High-Strength grades is based on the development of Cr-Mo steels, as well as a tight control process from steelmaking to the rolling and heat treatment.

3.2                                 Licensed Know How includes techniques to provide:

(a)                                              Excellent Hardenabilty.

(b)                                             Fully Tempered Martensitic structure.

(c)                                              Through-wall microstructural homogeneity.

(d)                                             Fine grain structure.

(e)                                              High-impact toughness (CVN and KIC).

(f)                                                Low wall thickness variation (eccentricity).

(g)                                             Low ovality.

4.                                       Green Tube manufacture and pipe finishing

4.1                                 “Green Tube” is a United States Department of Commerce nomenclature for a pipe sold for quenching and tempering and finishing into OCTG.   Green tubes are a subset of High-Collapse, High-Collapse sour-service and high-strength OCTG. The design and fabrication of the green tubes is based on the development of carbon low alloy and Cr-Mo steels, as well as a tight control process from steelmaking to the rolling.

4.2                                 Licensed Know How includes techniques to provide:

(a)                                              Proper chemistry selection.

(b)                                             Clean steel.

(c)                                              Deep desulfurization.

(d)                                             Low residual-elements contents  (this will require modification of MPM’s scrap sourcing practices).

(e)                                              Tight control of chemical composition range.

(f)                                                Control of pipe Outside Diameter (OD).

(g)                                             Low wall thickness variation (eccentricity).

(h)                                             Low ovality.

5.                                       Arctic Service Grade OCTG

5.1                                 Arctic Service OCTG is designed to used in cold environments that need good low temperature toughness to avoid brittle failure. Lone Star´s Low temperature series have been designed to cope with arctic environments and permafrost problems. These specialized products have yield strengths ranging from SMYS 55 to 125 ksi (380 to 862 Mpa). In frigid zones - due to cold embrittlement - high notch toughness at low temperature for casing and tubing is required in order to withstand shock during handling - storage, makeup and running. This technology covers two separate processing routes:

(a)                                              Controlled rolling for lower strength seamless tubulars.

(b)                                             Quenching and tempering for higher strength tubulars.

(c)                                              Lone Star thinks that controlled-rolling technology for skelp for ERW tubulars can be adapted to hot rolling for seamless tubulars to eliminate the quenching and tempering seamless mill usually require even for low-strength arctic-service tubulars SMYS 55-65 ksi (380-483 MPa).

5.2                                 Licensed Know How includes techniques to provide:

(a)                                              Formulation of toughness targets.

(b)                                             Chemistry selection.

(c)                                              Clean steel.

(d)                                             Deep desulfurization.

(e)                                              Low residual-elements contents  (this will require modification of Valin’s scrap sourcing practices).

(f)                                                Tight control of chemical composition range.

(g)                                             Rolling Temperatures and Reduction (SMYS 55 - 65 ksi (380 - 483 MPa).

(h)                                             Excellent Hardenabilty (SMYS 80 - 125 ksi (552 - 862 MPa).

(i)                                                 Fully Tempered Martensitic structure (SMYS 80 - 125 ksi (552 - 862 MPa).

(j)                                                 Through-wall microstructural homogeneity (SMYS 80 - 125 ksi (552 - 862 MPa).

(k)                                              Fine grain structure.

(l)                                                 High-impact toughness (CVN).

(m)                                           Low wall thickness variation (eccentricity).

(n)                                             Low ovality.

6.             Critical Service (CO2) Grade OCTG

6.1                                 Lone Star´s Critical Service tubulars have been designed to face certain CO2 corrosive environments at a relatively low cost. These specialized products have yield strengths ranging from SMYS 55 to 75 ksi (380 to 517 MPa).

6.2                                 Carbon dioxide (CO2) is a weakly acidic gas, which becomes corrosive when it dissolves in water. Corrosion of carbon steel takes two forms.: 1) Localized Corrosion (pitting, mesa type, flow induced corrosion) and 2) General Corrosion.  The CO2 corrosion - sweet corrosion - can be handled using CRAs (Corrosion Resistant Alloys). However, for certain CO2 environments and production conditions, CRA should not be economically justified. Based on specific applications: Lone Star has developed 3 grades for this critical service: 13% Cr, 4% Cr and 1%Cr steel.

6.3                                 Licensed Know How for these grades includes:

(a)                                              Chemistry selection.

(b)                                             Clean steel.

(c)                                              Deep desulfurization.

(d)                                             Low residual-elements contents (this will require modification of MPM’s scrap sourcing practices).

(e)                                              Tight control of chemical composition range.

(f)                                                Quenching and tempering practices for the 13 Cr Grade.

(g)                                             Quenching and tempering practices for the 4 and 1% Cr grade if required.

(h)                                             Low wall thickness variation (eccentricity).

(i)                                                 Low ovality.

7.                                       Special Clearance Drift Diameter OCTG

7.1                                 The drift diameter is the inside diameter (ID) that the pipe manufacturer guarantees per specifications. Note that the nominal inside diameter is not the same as the drift diameter but is always slightly larger. The drift diameter is used by the well planner to determine what size tools or casing strings can later be run through the casing, whereas the nominal inside diameter is used for fluid volume calculations such as mud circulating times and cement slurry placement calculations.

7.2                                 Over-size drift diameters permit the use of larger, more efficient drill bit sizes for well construction.  The larger hole also provides more room for fishing operations.

7.3                                 Over-size drifts require better-than-API control of dimensions. Lone Star was the first pipe manufacturer in the world to offer over-size drift casing, and has continued process refinements to broaden the range of tube OD/wall combinations that allow oversize drifts.  Lone Star advanced processing techniques for the manufacture and processing of ERW OCTG for oversize drift.  Lone Star thinks portions of these processes are applicable to the manufactures and heat treatment of seamless OCTG.

7.4                                 Licensed Know How for these grades includes:

(a)                                              Dimensional control during rolling and heat treatment.

8.                                       Non-API Size OCTG for Unique Well Conditions

8.1                                 As stated above, drift diameter is the inside diameter (ID) that the pipe manufacturer guarantees per specifications. A subset of over-size drift diameters are Non-API Outside Diameter (OD) size OCTG that permit the use of larger, more efficient drill bit sizes for well construction.  The larger hole also provides more room for fishing operations.

8.2                                 Beyond pipe dimensional control for Non-API OD size OCTG products, special attention must be paid to connection design and manufacture to allow interchangeability with API or proprietary connections while maintaining the burst integrity of the Non-API OD pipe.

8.3                                 Licensed Know How for this product includes:

(a)                                              Dimensional control during rolling and heat treatment.

(b)                                             Threaded connection design.

(c)                                              Threading practice.

9.                                       OCTG for Steam Assisted Gravity Drainage (SAGD) applications.

9.1                                 Steam Assisted Gravity Drainage (SAGD) is a  thermal production method for heavy oil, and bituminous sands, that pairs a high-angle injection well with a nearby production well drilled along a parallel trajectory. The pair of high-angle wells is drilled with a vertical separation of about 5 m [16 ft]. Steam is injected into the reservoir through the upper well. As the steam rises and expands, it heats up the heavy oil, reducing its viscosity. Gravity forces the oil to drain into the lower well where it is produced. Bituminous sands are expected to be a major future source of oil for the Americas, and it is estimated that 80% of these sands will be accessable only by SAGD.  Purpose-made and processed tubulars are better for this application that API commodity grade tubulars.

9.2                                 Casing and connection reqiurements include resistance to combined high compression and bending loads, with fluctating temperatures. SAGD grades are available in SMYS from 55 and 80 ksi (380 and 552 MPa).

9.3                                 Licensed Know How for this product includes:

(a)                                              Chemistry selection.

(b)                                             Heat Treating practice.

(c)                                              Connection design and threading practice.

10.                                 Enhanced-Burst OCTG

10.1                           Manufacturing methods to produce enhanced properties with better than API 5CT wall control.  This is an extrapolation of processes used to manufacture ERW tubulars and may not be applicable to MPM.

10.2                           Licensed Know How for this product includes:

(a)                                              Pipe hot rolling practice.

(b)                                             92.5% Minimum Remaining Body Wall (RBW).

(c)                                              95% Minimum RBW.

(d)                                             Non-Destructive Testing (NDT) testing procedures.

11.                                 Expandable Tubulars

11.1                           Expandable tubulars are used in oil and gas drilling to maintain favorable wellbore sizes in wells requiring multiple, or possibly unforeseen, casing strings.  The final manufacturing step is performed downhole after the casing string has been cemented in place, but before the cement has set.  Expansion after running allows better hydraulics for cementing.  Lone Star is currently limited by existing agreements from licensing any third party to use Lone Star Technology and know how related to Lone Star’s current expandable tubular product line.  Lone Star will work with MPM to develop an expandable casing product consistent with the forthcoming specification API 5SET (Solid Expandable Tubulars) and subject to the limitations of Lone Star’s existing agreements.

11.2                           Licensed Know How includes techniques to provide:

(a)                                              Chemistry selection consistent with API 5SET.

(b)                                             Clean steel.

(c)                                              Deep desulfurization.

(d)                                             Low residual-elements contents (this will require modification of MPM’s scrap sourcing practices).

(e)                                              Control of pipe Outside Diameter (OD).

(f)                                                Low wall thickness variation (eccentricity).

12.                                 High-Toughness Line Pipe

12.1                           Formulation of toughness targets.

12.2                           Carbon Equivalent and Toughness Targets.

12.3                           Advanced Technical Industry Papers.

(a)                                              A library of approximately forty (40) published papers, covering the production of high toughness line pipe from Grades X-42 to X-120.  Note that grades above X-80 will not be needed by Valin MPM as Grades above X-80 occur in pipe ODs larger than Valin MPM intends to produce.

(b)                                             Certain unpublished research, covering the production of high-toughness line pipe using accelerated cooling of pipe.

13.                                 Manufacturing and Technical Applications of API (5CT) and ISO (11960) Product Standards.

13.1                         In addition to being knowledgeable in API and ISO Standards, certain Lone Star employees occupy several key positions in oil industry tubular standardization organizations:

(a)                                              Chair of API Manufacturers Advisory Group.

(b)                                             Co-Chair of API SC5.

(c)                                              API representative to ISO-TC175 Liaison.

(d)                                             Lone Star knowledge of API 5CT subtleties has already resulted in a more efficient layout of MPM’s large OD OCTG finishing floor.

14.                                 Non-Destructive Testing

14.1                           Data Collection/Use for Load Resistance Factor Design (LRFD) casing design.

14.2                           Expertise in ISO requirements for Global Standardization.

15.                                 Proprietary down hole casing string design software.

15.1                         Lone Star uses three casing string design methods coded into software and is developing a fourth and proposes a fifth.  The proposed program would reside on a soft-key accessible website for use by Valin MPM partners.

(a)                                              Industry Common Design Practice             (LSS Casing II).

(b)                                             Maximum Load                                  (LSS Casing III).

(c)                                              Equivalent Triaxial Stress                  (LSS Casing IV).

(d)                                             Load Resistance Factor Design          (LSS Casing V under development).

(e)                                              Load Resistance Factor Design II      (LSS Casing VI proposed).

15.2                         Casings II-V are restricted access by previous license agreements.  Lone Star will develop Casing VI for use by Valin MPM subject to any limitations in Lone Star’s existing agreements.

15.3                         LRFD-II for high-pressure high-temperature (HP-HT) wells (LSS Casing VI)

(a)                                              LSS Casing VI is proposed new program.  It is not intended for license or sale.  Although Casing VI will incorporate all of the capabilities of LSS Casing II-IV, it will add Load Resistances Factor Design (LRFD) methodology  based on ISO TR-10400.

(b)                                             LRFD II would combine ISO TR-10400 constitutive equations and other proprietary limit state functions with performance parameters to quantify the resistance.  Statistical analysis and manufacturing process knowledge are then applied to determining the stochastic performance of the population.  Lot performance would evaluated statistically and is understood by considering the manufacturing process.

16.                                 Product Information

16.1                           Lone Star Steel Technical Data Books

(a)                                              Lone Star Steel Technical Data Books are the defacto industry standards for all API, OCTG and Line Pipe.

16.2                           Databased Tailored product information templates and packets

(a)                                              A Excel-based proprietary software application to generate for product information sheets, an item frequently requested tubular distributors and end-users.

17.           Improved threading of API Connections

17.1                         API SR22

Users and manufacturers can meet API requirements for connection tolerances and still potentially have connections with very limited leak resistance.  This deficiency and API 8-Round connections is now addressed by API SR22 to provide a reliable performance-based connection that is fit for purpose.  Gauging methods are changed, leak resistance ratings incorporate the effect of tension, makeup criteria include both torque and position aspects, and connection tolerances are improved.

17.2                         SR22 Specifications address dimensions, gauging, coupling surface treatment, thread form, makeup, and optional ID bore provisions.  The key API LTC performance parameters are:

(a)                                              turns makeup,

(b)                                             thread taper,

(c)                                              coupling OD and

(d)                                             thread form.

17.3                         The number of turns of makeup required varies depending on diameter and grade.  Important makeup parameters are:

(a)                                              thread compound and

(b)                                             surface finish to avoid galling (tin plating or phosphating, for example)

(c)                                              and seal clearances in the thread form.

17.4                         Tin plating is required on C90 and higher grades for improved leak resistance.

17.5                         Advantages of SR22 include:

(a)                                              Quantifiable performance-based rating;

(b)                                             Root Cause Failure Analysis;

(c)                                              Improved accuracy and repeatability of pitch diameter (PD) measurement.

17.6                         Licensed Know How includes:

(a)                                              Tooling Specifications.

(b)                                             Software programming for Okuma NC threaders.

(c)                                              Gauging Practice.

18.                                 Star Seal Proprietary Premium and Semi-Premium connections

18.1                         Star Seal-CDC (Casing Drilling Connection) (Semi-Premium)

(a)                                              Casing Drilling is a process that uses standard oilfield casing to drill the well and then leaves it in place to case the well. This process makes it possible to speed up drilling 20 to 30 percent or more, by eliminating drill-string tripping and the problems associated with it. Drill bits and other downhole tools are lowered and retrieved via wireline inside the casing and latched to the bottom-most joint of casing. Casing Drilling is used for surface casings string for certain offshore wells in around the Pacific Rim and several niche drilling applications in North America.

(b)                                             Star Seal-CDC is field-proven connection specifically designed balance the higher torque requirement of casing drilling with the economics required casing drilling string in the North American market.

(c)                                              Lone Star conducted connection evaluation and supplied the casing string for the first well drilled from a dedicated casing drilling rig.

18.2                           Star Seal - FJ: flush joint connection for slim hole and horizontal wells. (Premium)

(a)                                              Star Seal-Flush Joint (SS-FJ™) is a true-flush OD integral joint connection designed for moderate internal pressure applications where tension, compression or bending loads and annular clearance are significant concerns.  SS-FJ™ is available in outside diameters from 4-1/2 through 8-5/8 inches in walls from .250 to .500 inches.  Thread features are:

(b)                                             Close-tolerance hooked threads virtually eliminate thread pullout.

(c)                                              Rugged thread seal (5 threads per inch).

(d)                                             Shallow stab flank angles to increase the connection’s compressive capacity.

(e)                                              Connection inside diameter and pipe body are flush to provide a smooth transition area.

(f)                                                Axial metal-to-metal seal.

(g)                                             15-degree radial torque shoulder to strictly control make-up position.

(h)                                             Qualification testing for SS-FJ to Cal-II of ISO-36789 is underway.  SS-FJ has been in production for over three (3) years and several million feet have been shipped and run successfully.

18.3                           Star Seal – IJ: integral joint for combined loads.  (Premium)

(a)                                              Star Seal-Integral Joint (SS-IJ™) is a near-flush OD integral joint connection designed for moderate to high internal pressure applications where tension, compression or bending loads and annular clearance are significant concerns.  SS-IJ™ is available in outside diameters from 4-1/2 through 8-5/8 inches in walls from .250 to .500 inches.

(b)                                             SS-IJ™ takes advantage of the additional wall thickness made possible by forming the pipe end to increase tensile efficiency. Close-tolerance hooked threads virtually eliminate thread pullout.

(c)                                              Rugged thread seal (5 threads per inch).

(d)                                             Shallow stab flank angles to increase the connection’s compressive capacity.

(e)                                              Connection inside diameter and pipe body are flush to provide a smooth transition area.

(f)                                                Axial metal-to-metal seal.

(g)                                             15-degree radial torque shoulder to strictly control make-up position.

18.4                           Star Seal-TC: Coupled connection for high-pressure high-temperature (HP-HT) wells. (Semi-Premium)

(a)                                              Star Seal-TC (Threaded and Coupled) uses a near perfect buttress thread designed for wells where moderate to high internal pressure and high-tension loads are concerns.  Star Seal-TC is available in outside diameters from 4-1/2 through 9-5/8 inches in walls from .250 to .500 inches.

(b)                                             Joint strength is equal to API buttress, and burst rating is equal to 100 % of pipe body.  Star Seal-TC takes advantage of its superior sealing ability made possible by the reduced clearances between threads and the use of tin coated couplings to make a virtually leak proof connection. Improved thread tolerances reduce thread-to-thread clearances. Thread features are:

(c)                                              Rugged, field-proven buttress-type thread provides durability and high tension strength.

(d)                                             Restricted, favorable tolerances ensure sealing at end of pin.

(e)                                              Ductile plating on coupling to improve sealing, reduce torque and inhibit galling.

(f)                                                Compatibility with API buttress threads and running equipment.

(g)                                             Joint strengths and internal yield ratings equal those of the corresponding size and grade API Buttress connection.

(h)                                             Coupling extension to stiffen and reduce hoop stress.

18.5                           Star Seal –HW (Heavy Wall) for thick-wall high-pressure casing high-pressure high-temperature (HP-HT) wells.  (Premium)

(a)                                              SS-HW has been run successfully in strings to set to over 24,000 ft (7,300 m). SS-HW uses a near perfect buttress thread designed for wells where moderate to high internal pressure and high-tension loads are concerns.  SS-HW is available in outside diameters from 5-1/2 through 14 inches in walls from .500 to .800 inches.

(b)                                             Joint strength and burst rating are equal to 100 % of pipe body.  Star Seal-HW takes advantage of its superior sealing ability made possible by the reduced clearances between threads and the use of tin coated couplings to make a virtually leak proof connection.

19.                                 Other Important Lone Star Oilfield Product Application solutions developed from field work with customers and technical expertise and know how for several niche products include:

19.1                           Subsea pipelines – A subset of pipelines for offshore use usually made to customer proprietary specifications instead of API standards.

19.2                           Riser wear sleeves - Sacrificial wear resistant steel tube inserts to protect for offshore well drilling risers.

19.3                         Drilling templates – Pipe for fabricated frames anchored to the seafloor to which an offshore platform may be attached.

19.4                         Liner hanger tube - Tube from which to construct a mechanical device to anchor a “liner”.  A liner is a casing string that does not extend to the top of the wellbore, but instead is anchored or suspended from inside the bottom of the previous casing string.

19.5                         Sand screens tubes – Tubes upon which to assemble sand screens.  Sand screens are a metal filter assemblies used to support and retain wellbore formation sand or the sand placed during gravel pack operations.

19.6                         Jack-up leg chords – High-strength structural pipe for structural members for “jack-up rig” legs.  A jack-up rig is a self-contained combination drilling rig and floating barge, fitted with long support legs that can be raised or lowered independently of each other.

19.7                         Rig mast chord - Mild steel structural pipe for the main structural members for drilling rig “masts” – the structure used to support the crown blocks and the drillstring.  A land rig mast must have very good stiffness, because it will be laid down when the rig is moved.

19.8                         Rig mast lacing - Mild steel structural pipe for the structural members for drilling rig “masts” – the structure used to support the crown blocks and the drill string.  A land rig mast must have very good stiffness, because it will be laid down when the rig is moved.

19.9                         Blast joints – Thick-walled and/or carbide-covered tubes which are run with OCTG tubing strings opposite perforations in dual completions or directly below the tubing hanger in sand frac situations, to minimize the effect of external erosive action.

19.10                   DH pump barrels – Tubes for downhole (DH) pump barrels.  DH pumps are part of an artificial-lift system that uses electrically driven submersible centrifugal pump specifically configured to suit the production and wellbore characteristics of a given application.

19.11                   DH pump parts - Tubes for downhole (DH) pump parts.  DH pumps are part of an artificial-lift system that uses electrically driven submersible centrifugal pump specifically configured to suit the production and wellbore characteristics of a given application.

19.12                   Mud pump parts - Tubes for parts for oil and gas well drilling fluid (mud) pumps.

19.13                   Top drive components – Tubes for a topdrive, the device that turns the drillstring. Topdrives consist of one or more motors (electric or hydraulic) connected with appropriate gearing to a short section of pipe called a quill, that in turn may be screwed into a saver sub or the drillstring itself. The topdrive is suspended from the hook, so the rotary mechanism is free to travel up and down the derrick. This is radically different from the more conventional rotary table and kelly method of turning the drillstring because it enables drilling to be done with three joint stands instead of single joints of pipe. Modern topdrives are a major improvement to drilling rig technology and are a large contributor to the ability to drill more difficult extended-reach wellbores.

19.14                   Note that the above products described include tubes made the by the drawn over mandrel (DOM) process and pipe.  Also, that MPM’s equipment limitations may exclude certain of these products.

20.                                 Mechanical Tubing Products and Processes

20.1                           Drawn Over Mandrel (DOM) production technologies.

(a)                                              Cold Drawn Over Mandrel (DOM) - Tubing is pulled both through a die and over a mandrel to accurately and precisely size the tube’s OD, Wall and/or ID dimensions. Tubes produced by the DOM process results in closer tolerances, smoother surfaces, and greater strength. In addition to round tubes, shapes such as squares, hexagons, ovals, and rectangles can be produced.

(b)                                             QDOM – Quenched and Tempered high-strength DOM tubing for applications  that require very high strength and high toughness (CVN).

20.2                           Pushbench and other methods of drawing small diameter tubing.

(a)                                              A “pushbench”, for the purposes of Valin MPM, is a compact replicatable draw shop for the cold finishing short and medium length 10 ft (3m) tubes.

(b)                                             The pushbench functions similar to a machining cell.

(c)                                              Beyond general manufacturing pushbenchs may offer particular advantage  for finishing automotive tubulars for suspension, transmission and steer applications and possibly door intrusion beams.

(d)                                             DOM niche products include:

(e)                                              Perforating Gun Tubes – Tubes for a device used to perforate oil and gas wells in preparation for production. The “guns” are shaped explosive charges mounted in the tube housing for easy deployment.

(f)                                                Meter Run Tubes – Tubes with calibrated inside diameters to allow accurate  flow rate measurement of liquid or gases into pipelines.

(g)                                             Seal-Ring Gasket Tubes – Tubes used to make seal rings for process plant piping and to make metal-jacketed gaskets.  Metal-jacketed gaskets, consist of a metallic outer shell with either a metallic or non-metallic asbestos free filler. The filler material gives the gasket resilience, while the metal jacket protects the filler and resists pressures, temperatures and corrosion. Metal-jacketed gaskets are used for heat exchangers, pumps and valves.

21.                                 Fintube Technology

21.1                         Finned tubes are used primarily for heat recovery steam generation in coal and natural gas fired power plants. Steel strip, with dimensions determined by plant fuel are electric resistance welded to the OD surface of steel tubulars, effectively increasing their surface area relative to their volume, thus increasing heat conduction efficiency.  Lone Star Technologies’ Fintube subsidiary is a recognized world leader in finning technology.

21.2                         Fin design and fintube manufacture are covered by several patents licensed to the joint venture, among which are:

(a)                                              Aerocurve Fin Segment, USA Pat No. 6,234,245.

(b)                                             Process for Making Strip from Rod, USA Pat. No.5,638,714.

(c)                                              Texturized Fin, USA Pat. No. 5,377,746.

21.3                         Licensed Know How includes:

(a)                                              Equipment specifications and operation.

Some Definitions

API                                                                                                                    American Petroleum Institute.  A standardization organization composed of manufacturers, users and other interested parties.  API publishes product standards for the oil and gas industry that are used worldwide.  API standards are consensus standards.  Consensus standards are those for which a consensus can be reached on solutions that meet both the requirements of business and the broader needs of society, such as the needs of stakeholder groups like consumers and users.

Burst                                                                                                              The pressure at which pipe ruptures.

Internal Yield                                                                      The pressure which generates at stress equal to the specified minimum yield strength (SMYS) of the steel on the inside diameter of the tube wall pipe or tube.

ISO                                                                                                                     “ISO” standards are published by the International Organization for Standardization (ISO). ISO is a network of the national standards institutes of 156 countries, operating on the basis of one member per country.  A Central Secretariat in Geneva, Switzerland coordinates the system.  ISO standards are consensus standards, and cover products and services beyond the oil and gas industry. “Iso” is Greek for “equal”.  ISO is used the name for the organization, instead of International Organization for Standardization, to keep from having different abbreviations in different languages.

Pipe                                                                                                                    Tubulars that are finished products: Casing, Tubing, Line Pipe, Drill Pipe, Standard Pipe and Piling.

Non-API OD                                                                      Pipe diameters not listed in the current Edition of API 5CT (Casing and Tubing).

OCTG                                                                                                          Oil Country Tubular Goods: pipe used in the drilling and production of oil and gas wells - Casing, Tubing, Drill Pipe and Couplings.

OEM                                                                                                               Original Equipment Manufacturers.  OEMs are companies that build products, or components, which are used in products sold by another company.

Riser                                                                                                                  A large-diameter pipe that connects a subsea Blowout Preventer (BOP) stack to a floating surface rig to take drilling fluid returns to the surface.

Without the riser, the drilling fluid would simply spill out of the top of the stack onto the seafloor. The riser might be loosely considered a temporary extension of the wellbore to the surface.

SMYS                                                                                                           Specified Minimum Yield Strength.  Steel strength listed in a given standard used to calculate some performance properties for pipe or tubes, particularly in API and ISO standards.

Tube                                                                                                               Tubulars that is used to make a finished product: Bushings, bearings, housings, cylinders etc.